UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange act of 1934

Date of Report (Date of earliest event reported): November 2, 2023 (October 30, 2023)

Vivos Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39796	81-3224056
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

7921 Southpark Plaza, Suite 210

Littleton, Colorado 80120

(Address of principal executive offices) (Zip Code)

(844) 672-4357

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On October 30, 2023, Vivos Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”) pursuant to which the Company agreed sell an aggregate of $4,000,003.44 of securities of the Company in a private placement (the “Private Placement”), consisting of shares (each a “Share”) of the Company’s common stock, par value $0.0001 (the “Common Stock”) (or, in lieu of a Share, a pre-funded warrant to purchase one share of Common Stock) (the “Pre-Funded Warrants”), (ii) a Series A Common Stock Purchase Warrant to purchase up to 980,393 shares of Common stock (the “Series A Warrant”) and (iii) a Series B Common Stock Purchase Warrant to purchase up to 980,393 shares of Common Stock (the “Series B Warrant” and collectively with the Series A Warrant, the “Common Stock Purchase Warrants” and together with the Pre-Funded Warrants, the “Warrants”). The Private Placement closed on November 2, 2023 (the “Closing Date”).

After deducting the placement agent fees and estimated offering expenses payable by the Company, the Company expects to receive net proceeds of approximately $3.5 million. The Company intends to use these net proceeds for general working capital and general corporate purposes.

Pursuant to the Purchase Agreement, the Company issued and sold in the Private Placement 980,393 Shares (or Pre-Funded Warrants in lieu thereof) at a purchase price of $4.08 per share. In addition, the Company issued to the Purchaser a five (5) year Series A Warrant to purchase up to an aggregate of 980,393 shares of Common Stock and an eighteen (18) month Series B Warrant to purchase up to an aggregate of 980,393 shares of Common Stock. The Common Stock Purchase Warrants have an exercise price of $3.83 per share and will be exercisable immediately following the date of issuance. The Pre-Funded Warrants have an exercise price of $0.0001 per share and will be exercisable immediately following the date of issuance. The Warrants also contain customary stock-based anti-dilution protection as well as beneficial ownership limitations that may be waived at the option of each holder upon 61 days’ notice to the Company. The Purchase Agreement includes standard representations, warranties and covenants of the Company and Purchaser, including certain restrictions on future issuances of Company capital stock.

Additionally, as part of the Private Placement, the Company agreed to amend an existing outstanding common stock purchase warrant held by the Purchaser and issued in January 2023 to purchase up to an aggregate of 266,667 shares of Common Stock at an exercise price of $30.00 per share with an expiration date of July 5, 2028 (the “January 2023 Warrant”). Such amendment (the “January 2023 Warrant Amendment”), which became effective upon the closing of the Private Placement, reduced the exercise price of the January 2023 Warrant to $3.83 per share and extended the expiration date of the January 2023 Warrant to November 2, 2028. The January 2023 Warrant Amendment also restates in its entirety the definition of “Black Scholes Value” contained in the January 2023 Warrant with the intention of eliminating an embedded derivative liability associated with the January 2023 Warrant.

On the Closing Date, in connection with the Private Placement, the Company entered into a registration rights agreement with the Purchaser (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Warrants within 20 days of the Closing Date, with such registration statement to be effective by December 12, 2023 (if such registration statement is not subject to review by the SEC), or within 60 days after the Closing Date (if such registration statement is subject to limited or full review by the SEC). The Company is subject to customary penalties and liquidated damages in the event it does not meet certain filing and effectiveness deadlines set forth in the Registration Rights Agreement, up to a maximum aggregate penalty of 10.5% of the gross proceeds of the Private Placement.

A.G.P./Alliance Global Partners acted as placement agent for the Private Placement (the “Placement Agent”). Pursuant to a placement agency agreement dated October 30, 2023, between the Company and the Placement Agent (the “Placement Agency Agreement”), the Company agreed to pay to the Placement Agent a cash fee equal to 7.0% of the gross proceeds received by the Company in the Private Placement, and reimbursement of up to $60,000 in legal expenses and a $25,000 non-accountable expense allowance. The Placement Agency Agreement contains customary representations, warranties, terms and conditions, including the indemnification by the Company of the Placement Agent and its related parties.

The foregoing descriptions of the Purchase Agreement, the Series A and Series B Common Stock Purchase Warrants, the Pre-Funded Warrants, the Amendment to the January 2023 Warrant, the Registration Rights Agreement and the Placement Agency Agreement do not purport to be complete and are qualified by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 4.1, 4.2, 4.4, 4.3, 10.2, and 10.3, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 above related to the Private Placement are incorporated by reference into this Item 3.02. The Shares, the Pre-Funded Warrants, the Common Stock Purchase Warrants and the shares of Common Stock underlying the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Registration Statement and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Form of Series A Common Stock Purchase Warrant
4.2	Form of Series B Common Stock Purchase Warrant
4.3	January 2023 Warrant Amendment
4.4	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement, dated October 30, 2023, between the Company and the Purchaser
10.2	Form of Registration Rights Agreement, dated October 30, 2023, between the Company and the Purchaser
10.3	Placement Agency Agreement, dated October 30, 2023, between the Company and the Placement Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVOS THERPEUTICS, INC.

Dated: November 2, 2023	By:	/s/ R. Kirk Huntsman
R. Kirk Huntsman
Chief Executive Officer